SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 28, 2001
                                                          -------------

                        COMMISSION FILE NUMBER 001-08495


 DELAWARE                   CONSTELLATION BRANDS, INC.             16-0716709
                               and its subsidiaries:
 NEW YORK                   BATAVIA WINE CELLARS, INC.             16-1222994
 NEW YORK                   CANANDAIGUA WINE COMPANY, INC.         16-1462887
 NEW YORK                   CANANDAIGUA EUROPE LIMITED             16-1195581
 ENGLAND AND WALES          CANANDAIGUA LIMITED                    98-0198402
 NEW YORK                   POLYPHENOLICS, INC.                    16-1546354
 NEW YORK                   ROBERTS TRADING CORP.                  16-0865491
 NETHERLANDS                CANANDAIGUA B.V.                       98-0205132
 DELAWARE                   FRANCISCAN VINEYARDS, INC.             94-2602962
 CALIFORNIA                 ALLBERRY, INC.                         68-0324763
 CALIFORNIA                 CLOUD PEAK CORPORATION                 68-0324762
 CALIFORNIA                 M.J. LEWIS CORP.                       94-3065450
 CALIFORNIA                 MT. VEEDER CORPORATION                 94-2862667
 DELAWARE                   BARTON INCORPORATED                    36-3500366
 DELAWARE                   BARTON BRANDS, LTD.                    36-3185921
 MARYLAND                   BARTON BEERS, LTD.                     36-2855879
 CONNECTICUT                BARTON BRANDS OF CALIFORNIA, INC.      06-1048198
 GEORGIA                    BARTON BRANDS OF GEORGIA, INC.         58-1215938
 ILLINOIS                   BARTON CANADA, LTD.                    36-4283446
 NEW YORK                   BARTON DISTILLERS IMPORT CORP.         13-1794441
 DELAWARE                   BARTON FINANCIAL CORPORATION           51-0311795
 WISCONSIN                  STEVENS POINT BEVERAGE CO.             39-0638900
 ILLINOIS                   MONARCH IMPORT COMPANY                 36-3539106
(State or other            (Exact name of registrant as         (I.R.S. Employer
 jurisdiction of            specified in its charter)            Identification
 incorporation or                                                No.)
 organization)


            300 WillowBrook Office Park, Fairport, New York   14450
            -----------------------------------------------   -----
                (Address of principal executive offices)   (Zip Code)


        Registrant's telephone number, including area code (716) 218-2169
                                                           --------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

Constellation Brands, Inc. released the following information on June 28, 2001:

            CONSTELLATION ANNOUNCES RECORD FIRST QUARTER RESULTS AND
                          INCREASES FULL YEAR FORECAST

                Earnings Per Share Increase 17% in First Quarter


FAIRPORT, NEW YORK, JUNE 28, 2001 - Constellation Brands, Inc. (NYSE: STZ and STZ.B) today reported net income of $24 million for the three months ended May 31, 2001 ("First Quarter 2002"), an increase of 33 percent over net income reported for the three months ended May 31, 2000 ("First Quarter 2001"). Earnings per share on a diluted basis were $0.56, representing an increase of 17 percent from the same period a year ago.

     Richard Sands, Chairman, Chief Executive Officer and President of Constellation, said, "Our three major revenue growth drivers, imported beer, U.K. wholesale and fine wine, were exceptionally strong. On a pro forma basis for wholesale revenue, these three categories grew 19% in the first quarter. Our strategy of offering consumers a wide array of choices through our broad based portfolio of beverage alcohol brands continues to deliver strong and consistent performance."

     Sands added, "We continue to complement high levels of internal growth with strategic acquisitions. With the acquisition of brands from Turner Road and Corus this quarter we see substantially improved margins in our popular and premium wine business. With the expected addition of Ravenswood and the creation of a new joint venture with BRL Hardy, Constellation continues to enhance the breadth of its portfolio with greater participation in higher margin, faster growing categories. With a solid first quarter, the Turner Road and Corus acquisitions fully integrated and the expected contributions of Ravenswood and the new joint venture, we have raised our earnings per share estimate for the full year to a range of $3.03 to $3.08."

CONSOLIDATED RESULTS
     Net sales reached $642 million for First Quarter 2002, a 10 percent increase over First Quarter 2001. After adjusting for foreign currency impact, net sales for First Quarter 2002 were 12 percent greater than First Quarter 2001. Net sales growth was driven primarily by the inclusion of the brands acquired in the Turner Road Vintners and Corus acquisitions ("the Acquisitions"), completed March 5 and March 26, 2001, respectively, and increases in imported beer, fine wine and U.K. wholesale sales. Excluding the Acquisitions, net sales for First Quarter 2002 grew six percent on a currency-adjusted basis compared to the prior period.
     Gross profit for First Quarter 2002 was $202 million compared to $184 million in the prior year period. The improvement in gross profit was primarily related to sales from the Acquisitions and increased imported beer and fine wine sales. As a percent of net sales, gross profit remained relatively unchanged at 31 percent for First Quarter 2002, as compared to First Quarter 2001.
     First Quarter 2002 selling, general and administrative expenses, as a percent of net sales, were favorable by 100 basis points versus the comparable quarter a year ago, declining from 21.6 percent to 20.6 percent. Selling, general and administrative expenses were $132 million for First Quarter 2002 compared to $126 million reported for the same period last year. The majority of the increase resulted from advertising and promotion costs associated with the brands acquired in the Acquisitions.
     Operating income for First Quarter 2002 increased to $70 million from $57 million, an increase of 22 percent versus the same period a year ago. Net interest expense for First Quarter 2002 reached $30 million, an increase of $3 million from First Quarter 2001. The higher interest expense was the result of an increase in average borrowings primarily due to the financing of the Acquisitions, partially offset by a slightly lower average borrowing rate.
     As a result of the above factors, net income and diluted earnings per share in First Quarter 2002 were $24 million and $0.56, respectively, as compared to net income and diluted earnings per share of $18 million and $0.48, respectively, reported for First Quarter 2001.

BARTON RESULTS
     Barton's net sales for First Quarter 2002 were $254 million, an increase of eight percent versus the comparable quarter a year ago. The increase resulted primarily from a 12 percent increase in imported beer net sales, led by volume gains in the Mexican beer portfolio.
     Operating income grew to $44 million in First Quarter 2002, an increase of 13 percent versus the comparable quarter last year. The growth in operating income was primarily the result of increased beer sales.

CANANDAIGUA WINE RESULTS
     Canandaigua Wine's net sales for First Quarter 2002 increased 13 percent to $185 million. The increase was related to additional sales from the Acquisitions completed in March 2001, partially offset by declines in other wine brands due to the timing of seasonal programming this year versus last year. The Company continues to see acceleration month to month of the acquired brands as it continues to build new marketing programs around the brands and expands distribution.
     Operating income almost doubled for First Quarter 2002 to $15 million, led by the addition of profits from the acquired brands.

MATTHEW CLARK RESULTS
     Net sales for First Quarter 2002 increased to $182 million, an increase of seven percent compared to net sales reported for First Quarter 2001. On a currency-adjusted basis, net sales improved 16 percent compared to the prior period. On a local currency basis, branded sales increased four percent, primarily attributable to increases in wine which were partially offset by decreases in cider. Wholesale sales improved 25 percent on a local currency basis, with the majority of the improvement coming from organic growth.
     Operating income for First Quarter 2002 declined to $8 million from $10 million reported for First Quarter 2001. The decline was driven by higher marketing costs behind several key brands, lower cider sales and an adverse foreign currency impact.

FRANCISCAN RESULTS
     Franciscan's net sales for First Quarter 2002 increased 21 percent to reach $26 million versus $22 million reported for First Quarter 2001. The increase was primarily due to volume growth, particularly in Veramonte, Estancia, Franciscan and Simi. Operating income increased 30 percent for First Quarter 2002 to $7 million driven by the higher net sales.

OUTLOOK
     The following statements are management's current expectations for the Company's three months ending August 31, 2001 ("Second Quarter 2002") and fiscal year ending February 28, 2002 ("Fiscal 2002"). These statements are made as of the date of this press release and are forward-looking. Actual results may differ materially from these expectations due to a number of risks and uncertainties. The following statements include the anticipated impact of (i) the brands acquired in the Acquisitions, (ii) the acquisition of Ravenswood, which is expected to close on July 2, 2001, and (iii) Pacific Wine Partners, a joint venture with BRL Hardy targeted to begin operations during August 2001. These expectations include the Company's analysis and interpretation of the proposed accounting rule changes for business combinations and goodwill and other acquired intangible assets as they relate to Ravenswood and Pacific Wine Partners.

- Diluted earnings per share for Second Quarter 2002 are expected to be within a range of $0.80 to $0.83 versus $0.70 reported for Second Quarter 2001.

- Diluted earnings per share for Fiscal 2002 are expected to be within a range of $3.03 to $3.08 versus $2.60 reported for Fiscal 2001.

     All share and per share amounts in this press release, including within the financial statements, have been adjusted to give effect to a two-for-one stock split of both the Company's Class A and Class B common stock, which was distributed in the form of a stock dividend on May 14, 2001.

STATUS OF BUSINESS OUTLOOK AND RELATED RISK FACTORS STATEMENTS
     During the quarter, Constellation may reiterate the estimates set forth above under the heading Outlook (collectively, the "Outlook"). Prior to the start of the Quiet Period (described below), the public can continue to rely on the Outlook as still being Constellation's current expectations on the matters covered, unless Constellation publishes a notice stating otherwise.
     Beginning August 18, 2001, Constellation will observe a "Quiet Period" during which the Outlook no longer constitutes the Company's current expectations. During the Quiet Period, the Outlook should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the Company. During the Quiet Period, Constellation's representatives will not comment concerning the Outlook or Constellation's financial results or expectations. The Quiet Period will extend until the day when Constellation's next quarterly Earnings Release is published, presently scheduled for Thursday, September 27, 2001.
     Statements regarding the expected closing of Ravenswood and Pacific Wine Partners are subject to the risk that the closing conditions will not be satisfied. The statements made under the heading Outlook are forward-looking statements. Unless otherwise noted, these forward-looking statements do not take into account the impact of any future acquisition, merger or any other business combination, divestiture or financing that may be completed after the date of this release. Further, these statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a detailed list of the risk factors that may adversely impact these forward-looking statements, please refer to Attachment A set forth below in this press release; please also refer to our Company's Securities and Exchange Commission filings.

ABOUT CONSTELLATION
     Constellation Brands, Inc. is a leader in the production and marketing of beverage alcohol brands in North America and the United Kingdom and is a leading independent drinks wholesaler in the United Kingdom. As the second largest supplier of wine, the second largest importer of beer and the fourth largest supplier of distilled spirits, Constellation is the largest single-source supplier of these products in the United States. In the United Kingdom, Constellation is a leading marketer of wine and the second largest producer and marketer of cider. With its broad product portfolio, Constellation believes it is distinctly positioned to satisfy an array of consumer preferences across all beverage alcohol categories. Leading brands in Constellation's portfolio include: Franciscan Oakville Estate, Simi, Estancia, Corona Extra, Modelo Especial, St. Pauli Girl, Almaden, Arbor Mist, Talus, Vendange, Alice White, Black Velvet, Fleischmann's, Schenley, Ten High, Stowells of Chelsea, Blackthorn and K.

                             CONFERENCE CALL DETAILS
     A conference call to discuss the quarterly results will be hosted by Richard Sands, CEO, and Tom Summer, CFO, on Thursday, June 28, 2001, at 11:00 a.m. EDT. The conference call can be accessed by dialing (800) 860-2442. A live listen-only web cast of the conference call is available on the Internet at Constellation's web site: http://www.cbrands.com under: Investor Info.

     If you are unable to participate in the conference call, there will be a replay available on Constellation's web site.

                   CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                 May 31, 2001  February 28, 2001
                                                 ------------  -----------------
ASSETS
------
CURRENT ASSETS:
  Cash and cash investments                      $     3,739      $   145,672
  Accounts receivable, net                           374,398          314,262
  Inventories, net                                   756,611          670,018
  Prepaid expenses and other current assets           64,584           61,037
                                                 -----------      -----------
    Total current assets                           1,199,332        1,190,989
PROPERTY, PLANT AND EQUIPMENT, net                   583,070          548,614
OTHER ASSETS                                         957,291          772,566
                                                 -----------      -----------
  Total assets                                   $ 2,739,693      $ 2,512,169
                                                 ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES:
  Notes payable                                  $    24,903      $     4,184
  Current maturities of long-term debt                72,996           54,176
  Accounts payable                                   154,394          114,793
  Accrued excise taxes                                43,979           55,954
  Other accrued expenses and liabilities             208,351          198,053
                                                 -----------      -----------
    Total current liabilities                        504,623          427,160
LONG-TERM DEBT, less current maturities            1,294,116        1,307,437
DEFERRED INCOME TAXES                                131,317          131,974
OTHER LIABILITIES                                     28,690           29,330
STOCKHOLDERS' EQUITY                                 780,947          616,268
                                                 -----------      -----------
  Total liabilities and stockholders' equity     $ 2,739,693      $ 2,512,169
                                                 ===========      ===========

                   CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)

                                         Three Months    Three Months
                                            Ended           Ended        Percent
                                         May 31, 2001    May 31, 2000    Change
                                         ------------    ------------    -------
Gross sales                                $ 835,774      $ 774,522          8%
Net sales                                  $ 642,110      $ 585,580         10%
Cost of product sold                        (440,160)      (401,707)        10%
                                           ---------      ---------
    Gross profit                             201,950        183,873         10%
Selling, general and administrative
  expenses                                  (132,027)      (126,409)         4%
                                           ---------      ---------
    Operating income                          69,923         57,464         22%
Interest expense, net                        (30,185)       (27,627)         9%
                                           ---------      ---------
    Income before income taxes                39,738         29,837         33%
Provision for income taxes                   (15,895)       (11,935)        33%
                                           ---------      ---------
    Net income                             $  23,843      $  17,902         33%
                                           =========      =========

Earnings per common share:
    Basic                                  $    0.58      $    0.49         18%
    Diluted                                $    0.56      $    0.48         17%
Weighted average common shares
  outstanding:
    Basic                                     41,254         36,460         13%
    Diluted                                   42,526         37,196         14%

Segment Information:
Net sales:
    Barton
      Beer                                 $ 182,985      $ 163,134         12%
      Spirits                                 71,317         72,546         -2%
                                           ---------      ---------
        Net sales                          $ 254,302      $ 235,680          8%
    Canandaigua Wine
      Branded                              $ 167,826      $ 144,566         16%
      Other                                   17,238         18,897         -9%
                                           ---------      ---------
        Net sales                          $ 185,064      $ 163,463         13%
    Matthew Clark
      Branded                              $  66,983      $  69,615         -4%
      Wholesale                              115,006         99,923         15%
                                           ---------      ---------
        Net sales                          $ 181,989      $ 169,538          7%
    Franciscan                             $  26,393      $  21,889         21%
    Intersegment eliminations              $  (5,638)     $  (4,990)        13%
                                           ---------      ---------
Consolidated net sales                     $ 642,110      $ 585,580         10%
                                           =========      =========

Operating income:
    Barton                                 $  44,051      $  38,835         13%
    Canandaigua Wine                          15,395          7,818         97%
    Matthew Clark                              8,317         10,374        -20%
    Franciscan                                 7,048          5,416         30%
    Corporate Operations and Other            (4,888)        (4,979)        -2%
                                           ---------      ---------
Consolidated operating income              $  69,923      $  57,464         22%
                                           =========      =========

                                  Attachment A

               SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES
                         LITIGATION REFORM ACT OF 1995


     The Company makes forward-looking statements from time to time and desires to take advantage of the "safe harbor" which is afforded such statements under the Private Securities Litigation Reform Act of 1995 when they are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statements.

     The statements set forth in this press release, which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Any projections of future results of operations, and in particular, (i) the Company's estimated diluted earnings per share for the quarter ending August 31, 2001, and (ii) the Company's estimated diluted earnings per share for the twelve months ending February 28, 2002, (which estimates are set forth above under the heading "Outlook"), should not be construed in any manner as a guarantee that such results will in fact occur. There can be no assurance that any forward-looking statement in this press release will be realized or that actual results will not be significantly higher or lower than set forth in or implied by such forward-looking statement. In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of the Company contained in this press release are also subject to the following risks and uncertainties:

RECENT ACQUISITIONS AND PROPOSED MERGER WITH RAVENSWOOD WINERY AND JOINT VENTURE WITH BRL HARDY
* Projections of future results of operations include Constellation's expectations with respect to future performance of recently acquired businesses and the expected impact of the proposed merger with Ravenswood and joint venture with BRL Hardy. These expectations are based upon the acquired businesses and the operations of the joint venture achieving certain sales projections, meeting certain cost targets and being successfully integrated.

PERFORMANCE OF WHOLESALE DISTRIBUTORS
* In the United States, we sell our products principally to wholesalers for resale to retail outlets, including grocery stores, package liquor stores, club and discount stores and restaurants. The replacement or poor performance of our major wholesalers or our inability to collect accounts receivable from our major wholesalers could materially and adversely affect our results of operations and financial condition. Distribution channels for beverage alcohol products have been characterized in recent years by rapid change, including consolidations of certain wholesalers. In addition, wholesalers and retailers of our products offer products, which compete directly with our products for retail shelf space and consumer purchases. Accordingly, there is a risk that these wholesalers or retailers may give higher priority to products of our competitors. In the future, our wholesalers and retailers may not continue to purchase our products or provide our products with adequate levels of promotional support.

SUPPLIERS, RAW MATERIALS AND PRICE FLUCTUATIONS
* Our business is heavily dependent upon raw materials, such as grapes, grape juice concentrate, grains, and alcohol from third-party suppliers and packaging materials. We could experience raw material supply, production or shipment difficulties, which could adversely affect our ability to supply goods to our customers. We are also directly affected by increases in the costs of such raw materials. Although we believe we have adequate sources of grape supplies, in the event demand for certain wine products exceeds expectations, we could experience shortages. In addition, one of our largest components of cost of goods sold is that of glass bottles, which have only a small number of producers. The inability of any of our glass bottle suppliers to satisfy our requirements could adversely affect our business.

COMPETITION
* We are in a highly competitive industry and the dollar amount, and unit volume, of our sales could be negatively affected by our inability to maintain or increase prices, changes in geographic or product mix, a general decline in beverage alcohol consumption or the decision of our wholesale customers, retailers or consumers to purchase competitive products instead of our products. Wholesaler, retailer and consumer purchasing decisions are influenced by, among other things, the perceived absolute or relative overall value of our products, including their quality or pricing, compared to competitive products. Unit volume and dollar sales could also be affected by pricing, purchasing, financing, operational, advertising or promotional decisions made by wholesalers and retailers which could affect their supply of, or consumer demand for, our products. We could also experience higher than expected selling, general and administrative expenses if we find it necessary to increase the number of our personnel or our advertising or promotional expenditures to maintain our competitive position or for other reasons.

CONSUMPTION OF PRODUCTS WE SELL
     Consumer purchasing patterns and preferences may impact the consumption of the products we sell. There are a variety of factors that may cause consumers to decrease the amount and type of alcohol products purchased, including but not limited to the following:
* concerns about the health consequences of consuming beverage alcohol products and about drinking and driving;
* a trend toward a healthier diet including lighter, lower calorie beverages such as diet soft drinks, juices and sparkling water products; and
*    activities of anti-alcohol consumer groups.

EXCISE TAXES AND GOVERNMENT RESTRICTIONS
* In the United States, the federal government and individual states impose excise taxes on beverage alcohol products in varying amounts, which have been subject to change. Increases in excise taxes on beverage alcohol products, if enacted, could materially and adversely affect our financial condition or results of operations. In addition, the beverage alcohol products industry is subject to extensive regulation by state and federal agencies. The federal Bureau of Alcohol, Tobacco and Firearms and various state liquor authorities regulate such matters as licensing requirements, trade and pricing practices, permitted and required labeling, advertising and relations with wholesalers and retailers. In recent years, federal and state regulators have required warning labels and signage. In the United Kingdom, Matthew Clark carries on its excise trade under a Customs and Excise License. Licenses are required for all premises where wine is produced. Matthew Clark holds a license to act as an excise warehouse operator and registrations have been secured for the production of cider and bottled water. New or revised regulations or increased licensing fees and requirements could have a material adverse effect on our financial condition or results of operations.

CURRENCY RATE FLUCTUATIONS/FOREIGN OPERATIONS
     The Company has operations in different countries and, therefore, is subject to the risks associated with currency fluctuations. The Company could experience changes in its ability to obtain or hedge against foreign currency, foreign exchange rates and fluctuations in those rates. The Company could also be affected by nationalizations or unstable governments or legal systems or intergovernmental disputes. These currency, economic and political uncertainties may affect the Company's results, especially to the extent these matters, or the decisions, policies or economic strength of the Company's suppliers, affect the Company's foreign operations or imported beer products.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        CONSTELLATION BRANDS, INC.

Dated:  June 28, 2001                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Executive Vice
                                             President and Chief Financial
                                             Officer


                                  SUBSIDIARIES


                                        BATAVIA WINE CELLARS, INC.

Dated:  June 28, 2001                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Treasurer


                                        CANANDAIGUA WINE COMPANY, INC.

Dated:  June 28, 2001                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Treasurer


                                        CANANDAIGUA EUROPE LIMITED

Dated:  June 28, 2001                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Treasurer


                                        CANANDAIGUA LIMITED

Dated:  June 28, 2001                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Finance Director
                                             (Principal Financial Officer and
                                             Principal Accounting Officer)


                                        POLYPHENOLICS, INC.

Dated:  June 28, 2001                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President
                                             and Treasurer


                                        ROBERTS TRADING CORP.

Dated:  June 28, 2001                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, President and
                                             Treasurer

                                        CANANDAIGUA B.V.

Dated:  June 28, 2001                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Chief
                                             Financial Officer


                                        FRANCISCAN VINEYARDS, INC.

Dated:  June 28, 2001                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President
                                             and Treasurer


                                        ALLBERRY, INC.

Dated:  June 28, 2001                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President
                                             and Treasurer


                                        CLOUD PEAK CORPORATION

Dated:  June 28, 2001                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President
                                             and Treasurer


                                        M.J. LEWIS CORP.

Dated:  June 28, 2001                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President
                                             and Treasurer


                                        MT. VEEDER CORPORATION

Dated:  June 28, 2001                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President
                                             and Treasurer


                                        BARTON INCORPORATED

Dated:  June 28, 2001                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President

                                        BARTON BRANDS, LTD.

Dated:  June 28, 2001                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON BEERS, LTD.

Dated:  June 28, 2001                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON BRANDS OF CALIFORNIA, INC.

Dated:  June 28, 2001                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON BRANDS OF GEORGIA, INC.

Dated:  June 28, 2001                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON CANADA, LTD.

Dated:  June 28, 2001                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON DISTILLERS IMPORT CORP.

Dated:  June 28, 2001                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON FINANCIAL CORPORATION

Dated:  June 28, 2001                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        STEVENS POINT BEVERAGE CO.

Dated:  June 28, 2001                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        MONARCH IMPORT COMPANY

Dated:  June 28, 2001                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President

                                INDEX TO EXHIBITS

(1)  UNDERWRITING AGREEMENT

     Not Applicable.

(2)  PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

     Not Applicable.

(4)  INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

     Not Applicable.

(16) LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

     Not Applicable.

(17) LETTER RE DIRECTOR RESIGNATION

     Not Applicable.

(20) OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

     Not Applicable.

(23) CONSENTS OF EXPERTS AND COUNSEL

     Not Applicable.

(24) POWER OF ATTORNEY

     Not Applicable.

(27) FINANCIAL DATA SCHEDULE

     Not Applicable.

(99) ADDITIONAL EXHIBITS

     None